                                     EXHIBIT 99

                              Joint Filer Information

Designated Filer:              BLUM CAPITAL PARTNERS, L.P.

Date of Earliest Transaction

Required to be Reported:       August 31, 2015

Issuer & Symbol:               Avid Technology, Inc. (AVID)

Address of each Reporting Person for this Form 4:

909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

                                     Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

September 2, 2015

BLUM STRATEGIC GP III, L.L.C.          BLUM STRATEGIC GP III, L.P.

                                       By:  Blum Strategic GP III, L.L.C.

                                            its General Partner

By:  /s/ Peter Westley                 By:  /s/ Peter Westley

     ------------------------------         ------------------------------

     Peter Westley                          Peter Westley

     Partner                                Partner

BLUM STRATEGIC GP IV, L.L.C.           BLUM STRATEGIC GP IV, L.P.

                                       By:  Blum Strategic GP IV, L.L.C.

                                            its General Partner

By:  /s/ Peter Westley                 By:  /s/ Peter Westley

     ------------------------------         ------------------------------

     Peter Westley                          Peter Westley

     Partner                                Partner